Item 77M Series [S000011088]

On May 1, 2006, the Lord Abbett Growth and
Income Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Federated Stock Portfolio, a series of The
Travelers Series Trust (TST), in complete liquidation of the Federated Stock Portfolio.
The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on November 10, 2005. Shareholders of the Federated Stock
Portfolio approved the Agreement and Plan of Reorganization on March 14, 2006.



Item 77M Series [S000011115]

On May 1, 2006, the Harris Oakmark
International Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Mondrian International Stock Portfolio, a series of TST, in complete liquidation of the Mondrian International Stock Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on November 10, 2005. Shareholders of the Mondrian
International Stock Portfolio approved the
Agreement and Plan of Reorganization on March
14, 2006.



Item 77M Series [S000011116]


On May 1, 2006, the Met/AIM Small Cap Growth
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Style
Focus Series: Small Cap Growth Portfolio, a series of TST, in complete liquidation of the Style Focus Series: Small Cap Growth
Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Style Focus Series:  Small
Cap Growth Portfolio approved the Agreement and
Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011087]


On May 1, 2006, the Lord Abbett Bond Debenture
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Convertible Securities Portfolio, a series of TST, in complete liquidation of the Convertible
Securities Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Convertible Securities
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.





Item 77M Series [S000011085]


On May 1, 2006, the Legg Mason Value Equity
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the MFS
Investors Trust Portfolio, a series of
Metropolitan Series Fund, Inc. (MSF), in complete liquidation of the MFS Investors Trust
Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of the MSF on January 25, 2006.
Shareholders of the MFS Investors Trust
Portfolio approved the Agreement and Plan of Reorganization on March 14, 2006.



Item 77M Series [S000011116]


On May 1, 2006, the Met/AIM Capital
Appreciation Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the AIM Capital Appreciation Portfolio, a series of TST, in complete liquidation of the AIM Capital Appreciation Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006. Shareholders of the AIM Capital
Appreciation Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011128]


On May 1, 2006, the Pioneer Strategic Income
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Pioneer
Strategic Income Portfolio, a series of TST, in complete liquidation of the Pioneer Strategic
Income Portfolio.  The transaction was
completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Pioneer Strategic Income
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011122]


On May 1, 2006, the Batterymarch Mid-Cap Stock
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Disciplined Mid Cap Stock Portfolio, a series of TST, in complete liquidation of the Disciplined Mid Cap Stock Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006. Shareholders of the Disciplined Mid Cap
Stock Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.





Item 77M Series [S000011123]


On May 1, 2006, the Federated High Yield
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Federated
High Yield Portfolio, a series of TST, in complete liquidation of the Federated High
Yield Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Federated High Yield
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011160]


On May 1, 2006, the Mercury Large-Cap Core
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Mercury
Large Cap Core Portfolio, a series of TST, in complete liquidation of the Mercury Large Cap
Core Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Mercury Large Core Cap
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011126]


On May 1, 2006, the MFS Value Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the MFS Value Portfolio, a series of TST, in complete liquidation of the MFS Value Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the MFS Value Portfolio
approved the Agreement and Plan of
Reorganization on April 12, 2006.



Item 77M Series [S000011127]


On May 1, 2006, the Pioneer Fund Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Pioneer Fund
Portfolio, a series of TST, in complete
liquidation of the Pioneer Fund Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006. Shareholders of the Pioneer Fund
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.







Item 77M Series [S000011117]


On May 1, 2006, the Pioneer Mid-Cap Value
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Pioneer
Mid Cap Value Portfolio, a series of TST, in complete liquidation of the Pioneer Mid Cap
Value Portfolio. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006.
Shareholders of the Pioneer Mid Cap Value
Portfolio approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011118]


On May 1, 2006, the Dreman Small-Cap Value
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Style
Focus Series: Small Cap Value Portfolio, a series of TST, in complete liquidation of the Style Focus Series: Small Cap Value Portfolio.
The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of TST on January 25, 2006. Shareholders of the Style Focus Series:
Small Cap Value Portfolio approved the
Agreement and Plan of Reorganization on April
12, 2006.



Item 77M Series [S000011120]


On May 1, 2006, the Legg Mason Partners Managed
Assets Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Managed Assets Trust, in complete liquidation of the Managed Assets Trust. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of the Managed Assets Trust on January
25, 2006.  Shareholders of the Managed Assets
Trust approved the Agreement and Plan of Reorganization on April 12, 2006.



Item 77M Series [S000011119]


On May 1, 2006, the Janus Capital Appreciation
Portfolio became the surviving fund in a merger by which it acquired all of the assets and assumed all of the liabilities of the Capital
Appreciation Fund, in complete liquidation of the Capital Appreciation Fund. The transaction was completed pursuant to an Agreement and Plan of Reorganization approved by the Board of Trustees of the Capital Appreciation Fund on
January 25, 2006.  Shareholders of the Capital
Appreciation Fund approved the Agreement and Plan of Reorganization on April 12, 2006.